UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction Of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2330 N. Loop 1604 West San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of NuStar GP, LLC (the “Company”), NuStar Energy L.P.’s general partner’s general partner, approved a change to the designated peer group for the awards of performance units for each of the Company’s named executive officers pursuant to the terms of the Company’s 2000 Amended and Restated Long-Term Incentive Plan (the “LTIP”). The agreements for the grants of performance units were described in Current Reports on Form 8-K filed January 27, 2006, January 31, 2007, January 28, 2008, January 26, 2009, December 8, 2009 and March 2, 2010, as well as the Annual Report on Form 10-K for the year ended December 31, 2009, which are each hereby incorporated by reference.

As previously reported, the performance units are payable in NuStar Energy L.P.’s common units (the “Common Units”). The performance units vest annually in one-third increments beginning on the first anniversary of their grant date. Upon vesting, the performance units are converted into a number of Common Units based upon NuStar Energy L.P.’s total unitholder return during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, NuStar Energy L.P.’s total unitholder return is compared to its peer group and is ranked by quartile. Holders of the performance units then earn 0 percent, 50 percent, 100 percent or 150 percent of that portion of the initial grant that is vesting, depending upon whether NuStar Energy L.P.’s total unitholder return is in the last, third, second or first quartile, respectively; holders earn 200 percent if NuStar Energy L.P. is the highest ranking entity in the peer group.

In 2006, the Committee selected a peer group for performance award agreements that the Committee believed most closely tracked with NuStar Energy L.P.’s size and business at the time, as well as the market in which NuStar Energy L.P. then competed for capital. While the companies in that group changed through consolidations and acquisitions over the past four years, the group is currently composed of the following companies (the “Performance Group”):

Company

1.	Buckeye Partners LP
2.	Enbridge Energy Partners LP
3.	Enterprise Product Partners LP
4.	Kinder Morgan Energy LP
5.	Magellan Midstream Partners LP
6.	ONEOK Partners, L.P.
7.	Plains All American Pipeline LP
8.	Sunoco Logistics Partners LP

In 2008, NuStar Energy L.P. acquired two asphalt refineries, which distinguishes it significantly from the Performance Group; that year, the Committee, in consultation with BDO Seidman LLP, its independent consultant, identified a broader group of peers, consisting of master limited partnerships and independent, regional refining companies, to evaluate competitive rates of compensation for our executives. This group (the “Current Peer Group”) now includes the Performance Group and added the following:

9.	Boardwalk Pipeline Partners
10.	Copano Energy LLC
11.	Crosstex Energy LP
12.	Energy Transfer Partners
13.	Frontier Oil Corporation
14.	Holly Corporation
15.	Mark West Energy Partners
16.	Regency Energy Partners
17.	Western Refining Inc.

The Committee has now changed the Performance Group to align with the Current Peer Group, and all vesting of the performance units for all previously granted units, as well as those granted going forward, will be in comparison to the Current Peer Group.

Note: The LTIP and the disclosures stated above contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual’s personal arrangement under the plan and the agreements.

Item 9.01.	Financial Statements and Exhibits

10.1	NuStar GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

10.2	Form of Amended and Restated Performance Unit Agreement, incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K filed December 8, 2009.

10.3	Form of Omnibus Amendment to Amended and Restated Performance Unit Agreements, incorporated by reference to Exhibit 10.03 to the Company’s Current Report on Form 8-K filed February 2, 2010.

10.4	Form of Performance Award Agreement, incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	NuStar GP, LLC its general partner

Date: October 26, 2010			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Vice President and Corporate Secretary